EmotionTrac, Inc.

EmotionTrac's AI Analysis of Micro-Facial Expressions is disrupting how market research is conducted and reported. Solutions that address multiple $100 Billion markets. Holds 3 Patents. EmotionTrac is revolutionizing how research is conducted and using Generative AI to report these insights.


We Are The Future of Emotional Analytics
EmotionTrac's AI Analysis of Micro-Facial Expressions is disrupting how market research is conducted.
3
Our solution Hold's 3 Patents
$100 Billion+
We Address
EmotionTrac is revolutionizing how research is conducted and those insights are being reported.
We are Trusted by Industry Giants

Invest

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SHARE PRICE

$2

TOTAL RAISED

$0

VALUATION

$32,992,080

4(a)(6) offering provided by Netcapital Funding Portal Inc.

Pitch   Updates   Discussion

INTRODUCTION


EmotionTrac

We are Nationally Recognized

Top Reasons To Invest in EmotionTrac

We are Awarded & Recognized By :

- The US Campaign & Elections Industry Association recognized EmotionTrac as the top new technology for use of AI to optimize creativity.
- The American Bar Association voted EmotionTrac as one of the top five new technologies introduced to the US legal industry.

- ☑ **Previously raised $1.1 Million**
- ☑ **Three U.S. Patents.**
- ☑ **Sold out 2021 campaign.**
- ☑ **Client list includes Amazon, Royal Caribbean, and Morgan & Morgan.**

PROBLEM

We Have the Solution

We Solve a Major Problem In The Industry


+30B
Billions of dollars are wasted on ads that don't engage consumers
+27B
$27 Billion worth of ads are skipped on YouTube each year
Unsolved Problem
There have been limited options for providing quick, simple, and cost-effective insights.
Lost Funds & Time
Traditional Market research uses costly, time consuming and antiquated solutions to collect data.

SUCCESS TO DATE

EmotionTrac has booked **over $600,000 in sales** since the platform launched in late 2020 and revenue continues to grow exponentially quarter-over-quarter, year-over-year.


EmotionTrac Quarterly Growth: FY 2021 - FY 2022
$160,000.00
$135,000.00
$110,000.00
$85,000.00
$60,000.00
$35,000.00
$10,000.00
$17.4K
$24.4K
$36.2K
$50.5K
$45.4K
$110.7K
$111.2K
$140.9K
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
*Figures rounded to nearest decimal

318% Year-Over-Year revenue growth in the past two fiscal years.

On March 2, 2022, the American Bar Association (ABA) representing 700,000+ US lawyers, voted EmotionTrac as one of the top five new technologies introduced to the US legal industry.

In 2020, the US Campaign & Elections Industry Association recognized EmotionTrac (Branded "Campaign Tester") as the top new technology for creative in the industry.

The EmotionTrac service is receiving attention because it can deliver profound results. We have customer testimonials and case studies (seen above) that show it.


National Awards
2020 Reed AWARDS Winner
ABA
American Bar Association
Top 5
Legal Tech 2022

The EmotionTrac technology has been issued three U.S. Patents:

- US PAT #10,609,450 – Method for hands and speech-free control of media presentations
- US PAT #10,880,602 – Method of objectively utilizing user facial expressions when viewing media presentations for evaluating a marketing campaign
- US PAT #11,257,317 – User engagement and mannerism tracking system and method for gaming systems

ADDRESSABLE MARKETS


Immediate Addressable Markets
EmotionTrac
Commercials
Film
Television/ Streaming
Market Research
Retail Media Networks
Legal / Mock Jury
Campaigns / Elections

SOLUTION


EmotionTrac
Patented **AI Emotion Detection and Analysis** Technolgy for Measuring Valuable **Target Audience Impact**.

EmotionTrac™ has developed an Emotion Detection and Analysis platform that tests the emotional response to video content from targeted audiences numbering 4000 million people globally. They voluntarily opt-in to watch video content via their mobile phone or computer.

- Patented Artificial Intelligence technology
- Analyzes over 6,800 micro-facial standards per second
- Captures unbiased insights
- 200+ demographic target options
- Builds comprehensive reports automatically
- Effective regardless of race, religion, nationality, age or gender

EmotionTrac's patented Artificial Intelligence detects and analyzes their emotional response second by second to generate measurable insights. These powerful audience insights let our customers know if their video content will have the emotional impact they expect BEFORE they spend a dime on distribution.


EmotionTrac
Patented AI For Measuring Emotion and Engagement
AI Powered Emotional Insights For Greater ROI
Platform Highlights

Insights within minutes, not weeks...

Once a test is deployed, the results are back in as little as an hour and accessible on the customer dashboard. The customer is provided with 16 detailed analytical emotion reports with demographic drill-down including 8 emotion playback maps.


Discover how your message resonates *emotionally* with each audience demographic before you go live with your creative so you can maximize your campaign results and prevent damage to your brand.

Customers are finding EmotionTrac's testing platform to be easy to use, highly insightful, and economically rewarding. It only takes a quick few minutes to create and deploy a test and clients can select their test panel with demographics across millions of possible panelists in 130 countries (30 million in the US, 260 million globally).



Jonathan Brickman – EmotionTrac

VIDEO TESTIMONIALS


Jacob Edenfield, Group Creative Director
Starmark International, Inc.
EmotionTrac

"Not only did people engage with the material, but also [to look at] what did they take away from an emotional perspective...It's a really powerful tool. Not only as a creative, but also from the strategy perspective."

– Jacob Enfield

Creative Director for Starmark International – Advertising Industry


EmotionTrac
Dino Colombo
Colombo Law

"EmotionTrac shows us what the confirmation biases of the jury are...this really gave us a lot of good insight."

– **Dino Colombo**
Founding Partner - Colombo Law


EmotionTrac
THIS IS ABOUT THE EMOTIONTRAC
PRODUCT THAT WE USED
Haytham Faraj
Trial Lawyers for Justice

"The data that we got has helped us towards a settlement in one case and really shaping our presentation for a trial in the wrongful death of a child...Having a large pool of people take a look at the case, answer questions, and give us data as far as liability and damage was extremely helpful to shape the case in the right way for a presentation to a jury."

– **Haytham Faraj**
Senior Trial Lawyer - Trial Lawyers for Justice


EmotionTrac
Mohamad Ahmad
Kermani LLP


it's what the jury thinks about it.

"I honestly think if you're going to try a case and not using EmotionTrac, you're committing malpractice."

– Mohamad Ahmad
Kermani LLP

BUSINESS MODEL

EmotionTrac has packaged its technology into a fully automated self-serve cloud-based Software-as-a-Service (SaaS) solution currently being sold to the US Legal and Creative Markets to test audiences' emotional reactions to video content.

Revenue is generated by charging customers in these industries to build and deploy tests of their content to a consenting panelist audience that matches the demographics of the customer's target audience. Within an hour of completing deployment, customers can immediately view Second-by-Second AI-generated data reports on the emotional impact of their content and use those insights to improve their messaging and drive better decision-making for their campaigns and videos.

The legal industry utilizes EmotionTrac's software service much like a mock jury to gain insights for jury selection, case strategy, case value, evidence, or testimonial impact and to build negotiating collateral.

The creative media industries utilize EmotionTrac's software service to gain valuable emotional reading through audience insights for TV and film content, TV and video ads, movie trailers and election position strategies.

PRESS

- **BioMetric Update**
  Emotion recognition AI finding fans among lawyers swaying juries and potential clients
- **EIN Presswire**
  Tears of Unbridled Joy -- Yes, America Gets Emotional Over a Beer Commercial
- **ABA Journal: Legal Rebels**
  EmotionTrac analyzes facial expressions in real time to help lawyers pick juries, market themselves
- **EmotionTrac**
  Claim: Artificial Intelligence Could Level Playing Field for Big Law and Small Firm Litigators

TEAM

They say you can't lead someone to a place you've never been. Our C-suite executives and Board of Advisors have been at the forefront of leading, founding, and nurturing companies to remarkable heights of success. Their impressive track record is our compass, guiding us towards a promising future ripe with potential.

Under the stewardship of these experienced visionaries, we believe we're charting a course towards unprecedented achievement.



Aaron Itzkowitz

CEO/Founder

Past Companies & Partnerships:
– President, Successories
– Hewlett Packard

"I started EmotionTrac because I believe in the transformative potential of emotional analytics to revolutionize the way we understand and connect with an audience. The tools we're creating enable brands to create truly impactful experiences."



David Markowski

President, CFO

Past Companies & Partnerships:
– Corporate Development Specialist
– Lehman Brothers DH Blair & Co.
– Founder Global America, Inc

"Over my 37 years of corporate development and capital formation for small companies I have never had a clearer picture of a future [company] than with EmotionTrac. When I discovered them, I just had to invest and get involved."



Jonathan Brickman

CRO

Past Companies & Partnerships:
– Founder, Bigdough.com (now Ipreo - $100+ Million Exit)
– Founder, RainKing Solutions (now ZoomInfo - $100+ Million Exit)

"I've been fortunate to have achieved success as a founder myself, and I see EmotionTrac's AI technology as the tip of the spear for a market with tremendous possibilities. If you're like me, you just have to get on board when you see a unique product in a high growth market."



Ron Erickson

Board Director

Past Companies & Partnerships:
– Executive Management, Egghead Software
– Founding Investor, DoubleDown Interactive ($500 Million Acquisition)
– Founder & CEO, KnowLabs

"I've enjoyed wonderful success by founding, co-founding, and investing in startup companies that disrupt a growing market with unique technology. EmotionTrac is one of those."





Shelli Garson
VP - Research & Insights

Past Companies & Partnerships:
– Grey Group
– Saatchi & Saatchi
– McCann Worldgroup

"Using EmotionTrac's AI technology to improve communication isn't just an amazing business model. It's a technology that can eliminate the waste in digital media and make your message heard. That's why I'm a part of EmotionTrac."

Lou Andreozzi
Advisory Board
Vice Chairman of Mass Torts & Class Action, EPIQ (Current)

Past Companies & Partnerships:
– Chairman, Bloomberg Law
– CEO, LexisNexis North American Legal Markets
– CEO, IQNAvigator



Mark Coleman
Advisory Board

Past Companies & Partnerships:
– Executive Management, Google Ads
– Executive Management, DoubleClick (Acquired by Google, $3.1 Billion)

"I'm involved in this company in many ways– as an investor, as an advisor, and even as a customer, and I've had nothing but positive feedback from everyone. I think it's one of the best kept secrets out there."



Dr. Clinton Cimring
Advisory Board

Past Companies & Partnerships:
– Co-Creator, RankDex Search Algorithm (Baidu)

"I feel privileged to be involved with EmotionTrac. What excites me about EmotionTrac is being first to market. I started developing the patents for the underlying technology in late 2016. That idea has now become a reality. Other companies will have to try to reverse engineer what we've built in order to copy us, which inherently leaves them at a disadvantage."

USE OF PROCEEDS

If the offering's maximum amount of $618,000 is raised:

Use	Value	% of Proceeds
Staff	$150,000	24.3%
Unallocated Funds	$17,118	2.8%
Marketing & Sales	$150,000	24.3%
Product Development	$150,600	24.4%
General & Administrative	$120,000	19.4%
Intermediary fees	$30,282	4.9%

TERMS

This is an offering of Class A Common Stock, under registration exemption 4(a)(6), in EmotionTrac, Inc.. This offering must raise at least $10,000 by Invalid date at Invalid date ET. If this offering doesn't reach its *target*, then your money will be refunded. EmotionTrac, Inc. may issue additional securities to raise up to $618,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

	16,805,040 shares
×	$2 per share
	$33,610,080 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

Invalid date	Primary offering of 309,000 shares at $2
Jan 24, 2024	Join us for a webinar on January 30th at 11 AM...
Jan 12, 2024	$60,000 Campaign Milestone reached today....
Jan 5, 2024	$40,000 Campaign Milestone reached today. ...
Dec 20, 2023	Dear Investors, Wanted to share a recent...
Nov 27, 2023	Andre, Happy Thanksgiving to you as well. We...
Nov 20, 2023	Just surpassed the $25,000 milestone of funds...
Nov 6, 2023	Here are what some of our investors are saying...
Oct 23, 2023	After receiving a $51 Million verdict for their...
Oct 10, 2023	$10,000 Raised. We are pleased and thankful to...
Oct 9, 2023	AI is the new frontier & has become the fastest...
Oct 6, 2023	Amazon recently utilized EmotionTrac to test...
Jan 26, 2022	We want to again thank all our investors...
Apr 1, 2021	Primary offering finalized, selling 165,725 shares
Mar 10, 2021	We're pleased to have been invited to present...
Mar 9, 2021	To our Netcapital investors: 1. Thank you for...
Feb 19, 2021	Our flagship product, Yale Insights, has...
Jan 29, 2021	On December 29th, we were officially issued our...

Jan 6, 2021 • Aaron Itzkowitz, Founder & CEO of Jinglz,...

Dec 23, 2020 • This informative video interview with Jinglz...

Dec 11, 2020 • BIG things are happening. We have been...

Oct 8, 2020 • Using an Online Focus Group to Present a...

Sep 17, 2020 • Jinglz is pleased to announce that its...

Sep 1, 2020 • CampaignTester was recently featured on...

Aug 11, 2020 • Apologies for the second email, this one...

Jun 19, 2020 • According to a survey conducted last week by...

Jun 10, 2020 • Primary offering of 166,666 shares at $1.50

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